UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

                                 DERMA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State of incorporation or organization)	23-2328753 (I.R.S. Employer Identification No.)

214 Carnegie Center, Suite 300 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.     ☐

Securities Act registration statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, $0.01 par value per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

                     N/A
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

A description of the common stock, $0.01 par value per share, of Derma Sciences, Inc., a Pennsylvania corporation (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus included in the Registrant’s registration statement on Form S-1 (File No. 333-163127) which was initially filed with the Securities and Exchange Commission on November 16, 2009 (including any subsequent amendments thereto, the “Registration Statement”), and is incorporated herein by reference. The description of the common stock included in any form of prospectus subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 8, 2010

DERMA SCIENCES, INC.

By:	John E. Yetter
John E. Yetter, CPA
Chief Financial Officer